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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan of our report dated February 25, 2003, with respect to the consolidated financial statements of Park-Ohio Holdings Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Cleveland, Ohio
November 12, 2003